Exhibit 10.2

EXECUTION VERSION

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of January 25, 2017 (the “Effective Date”), is by and between Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), and Jackson Investment Group, LLC, a Georgia limited liability company (together with its successors and assigns, the “Holder”).

WHEREAS, this Warrant Agreement (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), is being issued to the Holder in connection with the Holder’s execution of a Note and Warrant Purchase Agreement for the purchase of a $7,400,000 of 6% Subordinated Secured Note on this date;

WHEREAS, the Company desires to provide for the form and provisions of the Warrant, the terms upon which they shall be issued and exercised and the respective rights, limitation of rights and immunities of the Company and the Holder;

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrant, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1 Definition of Terms.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Additional Common Stock” has the meaning set forth in Section 4.1 hereof.

(b) “Adjustment Event” has the meaning set forth in Section 4.2 hereof.

(c) “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(d) “Appropriate Officer” has the meaning set forth in Section 2.2(a) hereof.

(e) “Board of Directors” means the Board of Directors of the Company.

(f) “Business Day” means any day other than a Saturday, Sunday or any other day on which The NASDAQ Stock Market is closed for trading.

(g) “Common Stock” has the meaning set forth in the Recitals, and shall include any successor security as a result of any recapitalization, reorganization, reclassification or similar transaction involving the Company.

(h) “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

(i) “Current Sale Price” of the Common Stock on any date of determination means:

(i) if the Common Stock is listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported by the New York Stock Exchange or The NASDAQ Stock Market, as applicable;

(ii) if the Common Stock is not listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, but is listed on another U.S. national or regional securities exchange, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the high bid and low asked prices or, if more than one in either case, the average of the average high bid and low asked prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported in composite transactions for such securities exchange (or, if more than one, the principal securities exchange on which the Common Stock is traded);

(iii) if the Common Stock is not listed on a U.S. national or regional securities exchange, but is traded on an over-the-counter market, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the ten (10) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or

(iv) in all other cases, as determined in the reasonable judgment of the Board of Directors based on a valuation by a financial advisor with recognized expertise in valuations of companies comparable to the Company.

The Current Sale Price shall be determined without reference to early hours, after hours or extended market trading.

The Current Sale Price shall be appropriately adjusted by the Board of Directors in good faith if the “ex date” (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) occurs during the ten (10) consecutive trading days immediately prior to the day as of which the Current Sale Price is being determined.

For these purposes the term “ex date”, when used:

(i) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the sale price or bid and ask prices, as applicable, were obtained without the right to receive such issuance or distribution;

(ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such offer.

The foregoing adjustments shall be made to the Current Sale Price in accordance with the terms hereof, as may be necessary or appropriate to effectuate the intent of this Agreement and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(j) “Date of Issuance” has the meaning set forth in Section 2.1(a) hereof.

(k) “Effective Date” has the meaning set forth in the preamble.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means any date, on or prior to the expiration of the Exercise Period, on which the Holder exercises the right to purchase the Warrant Exercise Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.

(n) “Exercise Form” has the meaning set forth in Section 3.3(d) hereof.

(o) “Exercise Price” has the meaning set forth in Section 3.1 hereof.

(p) “Exercise Period” has the meaning set forth in Section 3.2 hereof.

(q) “Fully Diluted” means all Common Stock outstanding as of the applicable measurement date together with all Common Stock then issuable upon (i) the conversion of Convertible Securities at the then applicable conversion rate, and (ii) the exercise of any Options; provided that, for purposes of clauses (i) and (ii), all conditions to the convertibility and/or exercisability of Convertible Securities and Options of the Company, shall be deemed to have been satisfied.

(r) “Governmental Authority” means any (i) government, (ii) governmental or quasi‑governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(s) “Holder” has the meaning set forth in the preamble hereof.

(t) “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(u) “Lighthouse Notes” means that certain “Unsecured Convertible Promissory Note, dated July 8, 2015, made by Staffing 360 Solutions, Inc. in favor of Alison Fogel and David Fogel,” and that certain “Unsecured Convertible Promissory Note, dated July 8, 2015, made by Staffing 360 Solutions, Inc. in favor of Alison Fogel and David Fogel”.

(v) “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(w) “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s equity securities or assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock, other than a transaction which triggers an adjustment pursuant to Sections 4.1, 4.2 or 4.3.

(x) “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

(y) “Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock to purchase or exchange their shares of Common Stock, in the case of both (i) or (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrant is outstanding.  The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

(z) “Registered Holder” has the meaning set forth in Section 2.3(d) hereof.

(aa) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Series D Stock Purchase Agreement” means that certain “Stock Purchase Agreement, dated June 24, 2016, by and between Staffing 360 Solutions, Inc. and Discover Growth Fund,” as amended on January 25, 2017.

(dd) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity (other than a corporation), a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the general partner, the managing member or entity performing similar functions of such partnership, limited liability company or other business entity.

(ee) “Transfer” means any transfer, sale, assignment or other disposition.

(ff) “Warrant Exercise Shares” means the shares of Common Stock issued upon the exercise of the Warrant.

(gg) “Warrant Register” has the meaning set forth in Section 2.3(c) hereof.

(hh) “Warrant” has the meaning set forth in the Recitals.

Section 1.2 Rules of Construction.

(a) The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa.  The use herein of a word of any gender shall include correlative words of all genders.

(b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed.  The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c) References to “$” are to dollars in lawful currency of the United States of America.

(d) The Exhibits attached hereto are an integral part of this Agreement.

Article II

WARRANTS

Section 2.1 Issuance of Warrant.

(a) On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Note and Warrant Purchase Agreement, on the Effective Date (such date, the “Date of Issuance”), the Company will issue the Warrant to Holder.

(b) The maximum number of shares of Common Stock issuable pursuant to exercise of the Warrant shall be 3,150,000 shares, as such amount may be adjusted from time to time pursuant to this Agreement.

(c) Unless otherwise provided in this Agreement, the Warrant shall be duly executed on behalf of the Company and issued on or as soon as reasonably practicable after the Effective Date.

Section 2.2 Form of Warrant; Execution of Warrant Certificate.

(a) Subject to Section 5.1 of this Agreement, a Warrant shall be issued through delivery of a Warrant certificate in substantially the form set forth in Exhibit A attached hereto, duly executed on behalf of the Company.  The Warrant certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as are consistent with the provisions of this Agreement, or as may be required to comply with any Law or with any rules or regulations made pursuant thereto or with any rules of any securities exchange or as may be determined (in a manner consistent with the provisions of this Agreement) by the Chief Executive Officer or Chief Financial Officer of the Company (each, an “Appropriate Officer”) executing such Warrant certificate, as evidenced by their execution of the Warrant certificates.  Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant certificate.

(b) In case any Appropriate Officer of the Company who shall have signed the Warrant certificate (either manually or by facsimile signature) shall cease to be such Appropriate Officer before such Warrant certificate so signed shall have been delivered or disposed of by or on behalf of the Company, such Warrant certificate nevertheless may be delivered or disposed of with the same force and effect as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

(c) The Warrant certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrant evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

Section 2.3 Registration and Countersignature.

(a) Upon issuance of the Warrant certificate by the Company, the Company shall record such Warrant certificate, including the Registered Holder thereof, in the Warrant Register.

(b) No Warrant certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant certificate has been signed by the manual or facsimile signature of the Company.  Such signature by the Company upon any Warrant certificate shall be conclusive evidence that such Warrant certificate so executed has been duly issued hereunder.

(c) The Company shall keep or cause to be kept, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrant certificates, and exercises, exchanges, cancellations and transfers of outstanding Warrants in accordance with the procedures set forth in Section 5.1 of this Agreement.

(d) Prior to due presentment for registration of transfer or exchange of the Warrant in accordance with the procedures set forth in this Agreement, the Company may deem and treat the person in whose name such Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant, for all purposes including, without limitation, for the purpose of any exercise thereof (subject to Section 3.3(d)), any distribution to the Holder thereof and for all other purposes, and the Company shall not be affected by notice to the contrary.

Article III

TERMS AND EXERCISE OF WARRANTS

Section 3.1 Exercise Price.  Commencing on a date that is six (6) months following the Date of Issuance, the Warrant shall entitle the Registered Holder thereof, subject to the provisions of this Agreement, the right to purchase from the Company up to 3,150,000 shares of Common Stock at the price of $1.35 per share, subject to adjustment from time to time as provided in Article IV (the “Exercise Price”).

Section 3.2 Exercise Period.  The Warrant may be exercised by the Registered Holder thereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time commencing six months following the Date of Issuance and prior to 5:00 P.M., New York time on the fifth (5th) anniversary of the Effective Date (the “Exercise Period”); provided that Registered Holder shall be able to exercise its Warrant only if the exercise of such Warrant is exempt from, or in compliance with, any applicable registration requirements of the Securities Act and the applicable securities laws of the states in which the Registered Holder of the Warrant or other persons to whom it is proposed that the Warrant Exercise Shares be issued, on exercise of the Warrant reside.  To the extent that the Warrant or portion thereof is not exercised prior to the expiration of the Exercise Period, it shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.

Section 3.3 Method of Exercise.

(a) In connection with the exercise of the Warrant, (i) the Registered Holder shall surrender such Warrant (or portion thereof) to the Company for the number of Warrant Exercise Shares being exercised, up to the aggregate number of Warrant Exercise Shares for which the Warrant is exercisable and (ii) the Exercise Price shall be paid, at the option of the Holder, in United States dollars by personal, certified or official bank check payable to the Company, or by wire transfer to an account specified in writing by the Company to such Holder, in either case in immediately available funds in an amount equal to the aggregate Exercise Price for such Warrant Exercise Shares as specified in the Exercise Form.

(b) Upon exercise of the Warrant, the Company shall as promptly as practicable calculate and transmit the number of shares of Common Stock issuable in connection with any exercise.

(c) Subject to the terms and conditions of this Agreement, the Holder of the Warrant may exercise, in whole or in part, such Holder’s right to purchase the Warrant Exercise Shares issuable upon exercise of the Warrant by properly completing and duly executing the exercise form for the election to exercise the Warrant (an “Exercise Form”) substantially in the form of Exhibit B.

(d) Any exercise of the Warrant pursuant to the terms of this Agreement shall be irrevocable as of the date of delivery of the Exercise Form and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with the terms of this Agreement.

(e) Upon receipt of the Warrant certificate with the properly completed and duly executed Exercise Form pursuant to Section 3.3(c), the Company shall promptly:

(i) examine the Exercise Form and all other documents delivered to it by or on behalf of the Holder as contemplated hereunder to ascertain whether or not, on their face, such Exercise Form and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) if an Exercise Form or other document appears, on its face, to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) resolve any reconciliation problems between the information provided on any Exercise Form received and the information on the Warrant Register; and

(iv) liaise with the transfer agent for the Common Stock for the issuance and registration of the number of shares of Common Stock issuable upon exercise of the Warrant in accordance with the Exercise Form.

The Company reserves the right reasonably to reject any Exercise Form that it determines is not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful.  Moreover, the Company reserves the absolute right to waive any of the conditions to any particular exercise of the Warrant or any defects in the Exercise Form(s) with regard to any particular exercise of the Warrant.

Section 3.4 Issuance of Common Stock.

(a) Upon the effectiveness of any exercise of the Warrant pursuant to Section 3.3, the Company shall, subject to Section 3.6, promptly at its expense, and in no event later than five (5) Business Days after the Exercise Date, cause to be issued as directed by the Holder the total number of whole shares of Common Stock for which the Warrant is being exercised (as the same may be hereafter adjusted pursuant to Article IV) in such denominations as are requested by the Holder as set forth below, registered as directed by the Holder in accordance with the practices and procedures of the Company .

(b) The Warrant Exercise Shares shall be deemed to have been issued at the time at which all of the conditions to such exercise have been fulfilled, and the Holder, or other person to whom the Holder shall direct the issuance thereof, shall be deemed for all purposes to have become the holder of such Warrant Exercise Shares at such time.

Section 3.5 Reservation of Shares.

(a) The Company covenants that during the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrant, a number of shares of Common Stock equal to the aggregate Warrant Exercise Shares issuable upon the exercise of the Warrant.  The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party on the date hereof, any requirements of any national securities exchange upon which shares of Common Stock may be listed or any applicable Laws.  The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

(b) The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Exercise Shares issued upon exercise of the Warrant will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof.  If at any time prior to the expiration of the Exercise Period the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrant, the Company will promptly take such corporate action as may, in the opinion of its counsel, be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.  The Company agrees that its issuance of the Warrant shall constitute full authority to its officers who are charged with the issuance of Warrant Exercise Shares to issue Warrant Exercise Shares upon the exercise of the Warrant.  Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

(c) The Company represents and warrants to the Holder that the issuance of the Warrant and the issuance of Warrant Exercise Shares upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

Section 3.6 Fractional Shares.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its Common Stock in connection with the exercise of the Warrant, and in any case where the Holder of the Warrant would, except for the provisions of this Section 3.6, be entitled under the terms thereof to receive a fraction of a share upon the exercise of the Warrant, the Company shall, upon the exercise of such Warrant, issue or cause to be issued only the largest whole number of Warrant Exercise Shares issuable upon such exercise (and such fraction of a share will be disregarded, and the Holder shall not have any rights or be entitled to any payment with respect to such fraction of a share); provided that the number of whole Warrant Exercise Shares which shall be issuable upon the contemporaneous exercise of multiple warrants by the Holder shall be computed on the basis of the aggregate number of Warrant Exercise Shares issuable upon exercise of all such warrants by such Holder.

Section 3.7 Close of Books.  The Company shall not close its books against the transfer of the Warrant or any Warrant Exercise Shares in any manner which interferes with the timely exercise of the Warrant.

Section 3.8 Payment of Taxes.  In connection with the exercise of the Warrant, the Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the Company’s issuance and delivery of shares of Common Stock (including certificates therefor) (or any payment of cash or other property in lieu of such shares) to any recipient other than the Holder of the Warrant, and in case of any such tax or other charge, the Company shall not be required to issue or deliver any such shares (or cash or other property in lieu of such shares) until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or (y) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

Article IV

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF
WARRANT EXERCISE SHARES

In order to prevent dilution of the rights granted under the Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Article IV, and the number of shares of Common Stock issuable upon exercise of the Warrant shall be subject to adjustment from time to time as provided in this Article IV; provided, however, if more than one subsection of this Article IV is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Article IV so as to result in duplication; and provided further, that in no event shall the Exercise Price be adjusted below a price that is less than the consolidated closing bid price of the Common Stock as reported by the NASDAQ Stock Market on the business day immediately prior to the Date of Issuance. Notwithstanding the foregoing, in the event that any adjustment to this Warrant is required pursuant to the provision of this Article IV prior to six months following the Date of Issuance, then and in such event any such adjustment shall be deferred and not be effective until the earlier of (i) the date that all of the shares of Series D Preferred Stock cease to be issued and outstanding or (ii) six months following the Date of Issuance.

Section 4.1 Subdivision or Combination of Common Stock.  In the event that the amount of outstanding Common Stock is increased or decreased by combination (by reverse stock split or reclassification) or subdivision (by any stock split or reclassification) of the Common Stock or any distribution by the Company with respect to the Common Stock in the form of additional Common Stock (“Additional Common Stock”), then, on the effective date of such combination, subdivision or distribution, the number of Warrant Exercise Shares issuable on exercise of the Warrant shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in the outstanding Common Stock.  Whenever the number of Warrant Exercise Shares purchasable upon the exercise of the Warrant is adjusted pursuant to this Section 4.1, the Exercise Price shall be adjusted (to the nearest cent ($0.01) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Warrant Exercise Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment and (b) the denominator of which shall be the number of Warrant Exercise Shares so purchasable immediately thereafter.

Section 4.2 Distributions.  If the Company at any time after the issuance of the Warrant but prior to the expiration of the Exercise Period fixes a record date for the making of a distribution to all holders of shares of the Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding (i) dividends or distributions referred to in Section 4.1 and (ii) any cash dividends made in amounts and at intervals which are within the customary practice for companies that pay recurring cash dividends), then, in each such case, the Exercise Price in effect prior to such record date shall be adjusted thereafter to the price determined by the following formula:

EP1 = EP0 x (CP0 - FV)/CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 4.2;

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 4.2;

CP0 FV	= =

the Current Sale Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way without the right to receive such distribution; and

the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock, as determined in the reasonable discretion of the Board of Directors.

Such adjustment shall be made successively whenever such a record date is fixed (an “Adjustment Event”).  In such Adjustment Event, the number of Warrant Exercise Shares issuable upon the exercise of the Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Exercise Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment.

In the event that such distribution is not so made, the Exercise Price and the number of Warrant Exercise Shares issuable upon exercise of the Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Exercise Shares that would then be issuable upon exercise of the Warrant if such record date had not been fixed.

Section 4.3 Pro Rata Repurchase Offer of Common Stock.  If at any time after the issuance of the Warrant but prior to the expiration of the Exercise Period the Company consummates a Pro Rata Repurchase Offer of Common Stock, then the Exercise Price shall be reduced to the price determined by the following formula:

EP1 = EP0 x  (OS0 x CP0) – AP
                       (OS0 – SP) x CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 4.3 (but in no event greater than EP0);

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 4.3;

OS0	=	the number of Fully Diluted shares of Common Stock outstanding immediately before consummation of such Pro Rata Repurchase Offer;

CP0	=

the Current Sale Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase Offer;

AP	=

the aggregate purchase price (including the fair market value, as determined in the reasonable discretion of the Board of Directors, of any non-cash consideration included therein) paid for the shares of

Common Stock in the Pro Rata Repurchase Offer; and

SP	=	the number of shares of Common Stock so repurchased in the Pro Rata Repurchase Offer.

In such event, the Warrant Exercise Shares issuable upon the exercise of the Warrant shall be increased to the number obtained by dividing (x) the product of (1) the Warrant Exercise Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Warrant Exercise Shares issuable upon exercise of the Warrant shall be made pursuant to this Section 4.3.

Section 4.4 Reorganization, Reclassification, Consolidation, Merger or Sale.  In connection with any Organic Change prior to the expiration of the Exercise Period, the Holder’s right to receive Warrant Exercise Shares upon exercise of the Warrant shall be converted into the right to acquire and receive, upon exercise of the Warrant, such cash, stock, securities or other assets or property as would have been issued or payable to holders of Common Stock in such Organic Change (if the Holder had exercised such Warrant immediately prior to such Organic Change) with respect to or in exchange, as applicable, for the number of Warrant Exercise Shares that would have been issued upon exercise of the Warrant, if the Warrant had been exercised immediately prior to the occurrence of such Organic Change.  The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Organic Change, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of Article IV), the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exercise of the Warrant.  The provisions of this Section 4.4 shall similarly apply to successive Organic Changes.

Section 4.5 Certain Issuances of Common Stock.  If the Company shall, at any time or from time to time after the Effective Date, issue any shares of Common Stock pursuant to the conversion features in the Series D Stock Purchase Agreement or the Lighthouse Notes, in either case for consideration per share less than $2.50 per share, with consideration per share being equal to the aggregate payment obligations being relieved under the Lighthouse Notes that are being converted, or the aggregate amount of the Series D principal and dividends being relieved under the Series D Purchase Agreement, in either case divided by the number of shares of Common Stock being issued in such conversion, then immediately upon such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (and in no event increased) to an Exercise Price determined by the following formula:

EP1 = EP0 x  (OS0 x EP0) + AP
                       (OS0 + NS) x EP0

where

EP1	=	the Exercise Price in effect immediately following the adjustments in this Section 4.5 (but in no event greater than EP0);

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 4.5;

OS0	=	the number of Fully Diluted Shares of Common Stock outstanding immediately before the issuance described in this Section 4.5;

AP	=

the aggregate payment obligations relieved under the Lighthouse Note(s) or the principal and dividend obligations being relieved under the Series D Purchase Agreement, as applicable, upon the conversion and issuance described in this Section 4.5; and

NS	=	the aggregate number of shares of Common Stock issued by the Company in such conversion transaction.

In such event, the Warrant Exercise Shares issuable upon the exercise of the Warrant shall be increased to the number obtained by dividing (x) the product of (1) the Warrant Exercise Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Warrant Exercise Shares issuable upon exercise of the Warrant shall be made pursuant to this Section 4.5.

Section 4.6 Notice of Adjustments.  Whenever the number and/or kind of Warrant Exercise Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare or cause to be prepared a written statement setting forth the adjusted number and/or kind of shares issuable upon the exercise of Warrant and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) provide such written statement  to each Holder in the manner provided in Section 7.2 below, together with notice of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

Section 4.7 Deferral or Exclusion of Certain Adjustments; Par Value.  No adjustment to the Exercise Price or the number of Warrant Exercise Shares shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Exercise Price or the number of Warrant Exercise Shares; provided that any adjustments which by reason of this Section 4.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Subject to Section 3.5(b), no adjustment need be made for a change in the par value of the shares of Common Stock. All calculations under this Section shall be made to the nearest one one-thousandth (1/1,000) of one cent ($0.01) or to the nearest one one-thousandth (1/1,000) of a share, as the case may be.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

Section 4.8 Form of Warrant After Adjustments.  The form of Warrant certificate need not be changed because of any adjustments in the Exercise Price or the number and/or kind of shares issuable upon exercise of the Warrant, and the Warrant certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated therein, as initially issued; provided that such adjustments in the Exercise Price or the number and/or kind of shares issuable upon exercise of the Warrant pursuant to the terms of this Agreement shall nonetheless have effect upon exercise of the Warrant.  The Company, however, may at any time in its sole discretion make any change in the form of Warrant certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant certificate or this Agreement, and any Warrant certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant certificate, may be in the form so changed.

Article V

TRANSFER
OF WARRANTS

Section 5.1 Registration of Transfers.

(a) Transfer of Warrant.  When the Warrant certificate is presented to the Company with a written request to register the Transfer of such Warrant, the Company shall register the Transfer, and shall issue such new Warrant certificates, as requested if its customary requirements for such transactions are met, provided, that (A) the Company shall have received (x) a written instruction of Transfer in form satisfactory to the Company, duly executed by the Registered Holder thereof or by its  attorney, duly authorized in writing along with evidence of authority that may be required by the Company, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and (y) surrender of the Warrant certificate representing same duly endorsed for Transfer, and (B) if reasonably requested by the Company, the Company shall have received a written opinion of counsel reasonably acceptable to the Company that such transfer is in compliance with the Securities Act.

(b) Restrictions on Transfer.  No Warrant or Warrant Exercise Shares shall be sold, exchanged or otherwise Transferred in violation of the Securities Act or state securities Laws or the Company’s articles of incorporation. If the Holder purports to Transfer the Warrant to any Person in a transaction that would violate the provisions of this Section 5.1(b), such Transfer shall be void ab initio and of no effect.

Section 5.2 Obligations with Respect to Transfers of Warrant.

(a) All warrants issued upon any registration of Transfer of the Warrant shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant surrendered upon such registration of Transfer.

(b) Subject to Section 5.1(a), and this Section 5.2, the Company shall upon receipt of all information required to be delivered hereunder, from time to time register the Transfer of any outstanding Warrant in the Warrant Register, upon delivery by the Registered Holder thereof, of the Warrant certificate representing such Warrant, properly endorsed for transfer, by the  Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; and upon any such registration of Transfer, a new Warrant certificate shall be issued to the transferee.

Section 5.3 Fractional Warrant.  The Company shall not effect any registration of Transfer which will result in the issuance of a fraction of a warrant.

Section 5.4 Restricted Warrant; Legends.  Notwithstanding anything contained in this Agreement, if the Company, in its sole discretion, determines that the Holder of the Warrant may be deemed an “underwriter” under the Securities Act, the Company shall cause such Warrant certificate to be issued bearing a legend in substantially the following form:

THE WARRANT REPRESENTED BY THIS CERTIFICATE IS ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”) AND HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS.  THESE WARRANTS (AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

The Warrant Exercise Shares issued upon exercise of any such Warrant shall be issued in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under United States federal and state securities laws or in the form of an electronic entry on the stock register maintained by the transfer agent for the Common Stock with a notation to a similar effect.

The Holder (or its transferee, as applicable) of the Warrant or Warrant Exercise Shares, as applicable, shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the restrictive legend set forth above when (a) the Warrant or Warrant Exercise Shares, as applicable, shall have been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (ii) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act or (b) when, in the written reasonable opinion of independent counsel for the Holder (which counsel shall be experienced in Securities Act matters and which counsel and opinion shall be reasonably satisfactory to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act (including, without limitation, when the Warrant or Warrant Exercise Shares, as applicable, could be sold in a single transaction pursuant to Rule 144 without restriction as to volume or manner of sale).

Article VI

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 6.1 No Rights or Liability as Stockholder.  Nothing contained herein shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  The vote or consent of the Holder shall not be required with respect to any action or proceeding of the Company and the Holder shall not have any right not expressly conferred hereunder or under, or by applicable Law with respect to, the Warrant held by such Holder.  The Holder, by reason of the ownership or possession of the Warrant, shall have no right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the Exercise Date of the Warrant. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 6.2 Notice to Registered Holder.  The Company shall give notice to the Registered Holder pursuant to Section 7.2 hereof, if at any time prior to the expiration or exercise in full of the Warrant, any of the following events shall occur:

(a) the payment of any dividend payable in any securities upon shares of Common Stock or the making of any distribution (other than a regular quarterly cash dividend) to all holders of Common Stock;

(b) the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;

(c) a Pro Rata Repurchase Offer;

(d) an Organic Change;

(e) a dissolution, liquidation or winding up of the Company; or

(f) any the occurrence of any other event that would result in an adjustment to the Exercise Price or the number of Warrant Exercise Shares issuable upon exercise of the Warrant under Article IV.

Such giving of notice shall be initiated at least ten (10) days prior to the date fixed as the record date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or of the stockholders entitled to vote on such Organic Change, dissolution, liquidation or winding up or the proposed effective date of a Pro Rata Repurchase Offer or any other event that would result in an adjustment to the Exercise Price or the number of Warrant Exercise Shares issuable upon exercise of the Warrant under Article IV.  Such notice shall specify such record date or the date of closing the stock transfer books or proposed effective date, as the case may be.  Failure to provide such notice shall not affect the validity of any action taken.  For the avoidance of doubt, no such notice (or the failure to provide it to any Holder) shall supersede or limit any adjustment called for by Article IV by reason of any event as to which notice is required by this Section.

Section 6.3 Lost, Stolen, Mutilated or Destroyed Warrant Certificates

.  If any Warrant certificate is lost, stolen, mutilated or destroyed, the Company may issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor.  The Company shall require evidence reasonably satisfactory to it of the loss, theft or destruction of such Warrant certificate, and an open penalty surety bond satisfactory to it and holding the Company harmless, absent notice to the Company that such certificates have been acquired by a bona fide purchaser.  Applicants for such substitute Warrant certificates shall also comply with such other regulations and pay such other charges as the Company may require.

Section 6.4 Cancellation of Warrant.  If the Company shall purchase or otherwise acquire the Warrant, such Warrant shall be cancelled and retired by appropriate notation on the Warrant Register.

Article VII

MISCELLANEOUS PROVISIONS

Section 7.1 Binding Effects; Benefits.  This Agreement shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.2 Notices.  Unless otherwise provided, any notice or other communication by the Company required or which may be given hereunder to Holder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile transmission.  Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

if to the Company, to:

Staffing 360 Solutions, Inc.

641 Lexington Avenue

27th Floor, Suite 2701

New York, NY 10022

Email: brendan.flood@staffing360solutions.com

Telephone: (646) 507-5710

Attention: Brendan Flood

with a copy (which shall not constitute notice) to:

Staffing 360 Solutions, Inc.

641 Lexington Avenue

27th Floor, Suite 2701

New York, NY 10022

Email: david.faiman@staffing360solutions.com

Telephone: (646) 507-5710
  Attention: David Faiman

with copies (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015
Facsimile: (212) 655-1729
Attention: Richard Friedman

if to Registered Holder, at their addresses as they appear in the Warrant Register and, if different, at the addresses appearing in the records of the transfer agent or registrar for the Common Stock.

Section 7.3 Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holder, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holder.

Section 7.4 Examination of this Agreement.  A copy of this Agreement, and of the entries in the Warrant Register relating to the Registered Holder’s Warrant, shall be available at all reasonable times at the offices of the Company, for examination by the Registered Holder of the Warrant.

Section 7.5 Counterparts.  This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7.6 Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 7.7 Supplements, Amendments and Waivers.  This agreement may not be amended except in writing signed by the Company and the Holder.  Any supplement, amendment or waiver effected pursuant to and in accordance with the provisions of this Section 7.7 shall be binding upon the Holder and upon each future holder and the Company.  In the event of any supplement, amendment or waiver, the Company shall give prompt notice thereof to the Registered Holder.

Section 7.8 No Inconsistent Agreements; No Impairment.  The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holder in this Agreement.  The Company represents and warrants to the Holder that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.  The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrant and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holder against impairment.

Section 7.9 Integration/Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Holder in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrant.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the Warrant.

Section 7.10 Governing Law; Exclusive Jurisdiction.  This Agreement and the Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of New York and for all purposes shall be governed by and construed in accordance with the Laws of such State.  Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.  In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 7.2 hereof.  Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 7.11 Termination.  This Agreement will terminate on the earlier of (i) such date when the Warrant has been exercised with respect to all shares subject thereto, or (ii) the expiration of the Exercise Period.

Section 7.12 Waiver of Trial by Jury.  Each party hereto, including the Holder by its receipt of the Warrant, hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 7.13 Remedies.  The Company hereby agrees that, in the event that the Company violates any provisions of the Warrants (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at law available to the Holder of the Warrant may be inadequate.  In such event, the Holder shall have the right, in addition to all other rights and remedies that such Holder may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement and the Warrant.

Section 7.14 Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 7.15 Confidentiality.  The Company agrees that the Warrant Register and personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or carrying out of this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), or pursuant to the requirements of the SEC.

Section 7.16 Warrantholder Actions.

(a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by the Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Company.

(b) Any act by the Holder of the Warrant binds the Holder and every subsequent Holder of the Warrant certificate that evidences the same Warrant of such acting Holder, even if no notation thereof appears on the Warrant certificate.  Subject to paragraph (c), the Holder may revoke an act as to the Warrant, but only if the Company receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the holder entitled to act with respect to any amendment or waiver or in any other regard.  If a record date is fixed, the Person that was the holder at such record date and only such Person will be entitled to act, or to revoke any previous act, whether or not such Person continue to be holder after the record date.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the undersigned parties hereto as of the date first above written.

Company:

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name: Brendan Flood
Title: Executive Chairman

Accepted and agreed:

Jackson Investment GROUP, LLC

By:	/s/ Douglas B. Kline
Name: Douglas B. Kline
Title: Chief Financial Officer

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO THE WARRANT AGREEMENT DATED AS OF JANUARY [●], 2017, BY AND BETWEEN THE COMPANY AND THE HOLDER (THE “WARRANT AGREEMENT”).

Certificate Number ________________	Warrant
CUSIP [●]
This certifies that
is the holder of

WARRANTS TO PURCHASE COMMON STOCK OF
STAFFING 360 SOLUTIONS, INC.

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed.  The Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”)  to purchase by exercise from Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., Eastern time, on January [__], 2022, three million, one hundred fifty thousand (3,150,000) fully paid and non-assessable shares of common stock, par value $0.00001 per share (“Common Stock”) of the Company at the Exercise Price (as defined in the Warrant Agreement).  The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article IV of the Warrant Agreement.  The initial Exercise Price shall be $1.35 per share.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED
___________________ Authorized Officer
Attest:
_____________________ Secretary

FORM OF REVERSE OF WARRANT

[●]

The Warrant evidenced by this Warrant certificate is a duly authorized issuance of a Warrant to purchase 3,150,000 shares of Common Stock issued pursuant to the Warrant Agreement, as dated January [●], 2017 between Staffing 360 Solutions, Inc. (the “Company”) and Jackson Investment Group, LLC (together with its successors and assigns, the “Holder” and the agreement, the “Warrant Agreement”), a copy of which may be inspected at the office of the Company.  The Warrant Agreement is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Registered Holder of the Warrant.  All capitalized terms used in this Warrant certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of shares of Common Stock or any certificates that evidence fractional shares of Common Stock.  No Warrant may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.  The Warrant represented by this Warrant certificate does not entitle the Registered Holder to any of the rights of a stockholder of the Company.  The Company may deem and treat the Registered Holder hereof as the absolute owner of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

EXHIBIT B

EXERCISE FORM FOR REGISTERED HOLDER HOLDING WARRANT CERTIFICATE

(To be executed upon exercise of Warrant)

The undersigned Registered Holder of this Warrant certificate, being the holder of Warrants issued by  Staffing 360 Solutions, Inc. (the “Company”) pursuant to that certain Warrant Agreement, as dated January [●], 2017 (the “Warrant Agreement”), by and between the Company and Jackson Investment Group, LLC (the “Holder”), hereby irrevocably elects to exercise the Warrant indicated below, for the purchase of the number of shares of Common Stock, par value $0.00001 per share (“Common Stock”) indicated below and (check one):

☐ herewith tenders payment for _______ of the Warrant Exercise Shares to the order of the Company in the amount of $_________ in accordance with the terms of the Warrant Agreement; or

The undersigned requests that the Warrant Exercise Shares be issued in the name of the undersigned Holder or as otherwise indicated below:

Name

Address

If said number of Warrant Exercise Shares shall not be all the Warrant Exercise Shares issuable upon exercise of the Warrant, the undersigned requests that a new Warrant certificate representing the balance of such Warrant shall be issued in the name of the undersigned Holder or as otherwise indicated below and be delivered to the address indicated below:

Name

Address

Delivery Address (if different)

Dated: ____________, 20___ HOLDER

By  ____________________

Name:

Title: